Exhibit 1.1

[●] CLASS A ORDINARY SHARES

ECMOHO LIMITED

CLASS A ORDINARY SHARES, PAR VALUE US$0.00001 PER SHARE

IN THE FORM OF AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

[●], 2019

[UBS Securities LLC

1285 Avenue Of The Americas

New York, NY 10019

United States of America

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong]

As representatives of the Underwriters named in Schedule I hereto (the “Representatives”).

Ladies and Gentlemen:

ECMOHO Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to UBS Securities LLC, China International Capital Corporation Hong Kong Securities Limited, Needham & Company, LLC, Tiger Brokers (NZ) Limited and AMTD Global Markets Limited (together, the “Underwriters”) an aggregate of [●] American Depositary Shares (the “ADSs”), each representing [●] Class A ordinary shares, par value US$0.00001 per share, of the Company (the “Firm Shares”). The Company also agrees to sell to the Underwriters not more than an aggregate of [●] ADSs (the “Additional Shares”), if and to the extent that the Underwriters exercise the option to purchase such Additional Shares granted. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. Unless the context otherwise requires, the terms “Shares”, “Firm Shares” and “Additional Shares” also include the ADSs representing such shares. The Class A ordinary shares and Class B ordinary shares, par value US$0.00001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares”.

The ADSs are to be issued pursuant to a deposit agreement dated as of [●], 2019 (the “Deposit Agreement”) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares, and a registration statement relating to the ADSs. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”. The registration statement relating to the ADSs, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement”. If the Company has filed abbreviated registration statements to register additional Ordinary Shares or ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the ADSs (the “Form 8-A Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule [II] hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.    Representations and Warranties of the Company.

1.1.    The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. The Company has complied with each request, if any, from the Commission for additional information.

(b)    Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein, it being understood and agreed that such information only consists of the Underwriter Information described as such in Section 8(b) hereof.

(c)    Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule [II] hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Testing-the-Waters Communication. (A) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. (B) The Company has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (C) The Company has not distributed or approved for distribution of any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communications” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(e)    Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The third amended and restated memorandum and articles of association of the Company adopted on [●], filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately following closing on the Closing Date of the ADSs offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Underwriters; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(f)    Subsidiaries and Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule III hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation in good standing (to the extent that good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly as described on Schedule III hereto, and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in the Affiliated Entity have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly as described in the Time of Sale Prospectus, and, except as described in the Time of Sale Prospectus, are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(g)    Corporate Structure Contracts and Ownership Structure.

(A)    The description of the corporate structure of the Company (the “Ownership Structure”) and the various contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.1 through 10.18 and 10.20 through 10.23 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus.

(B)    Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the Ownership Structure nor the Corporate Structure Contracts violate, breach, contravene or otherwise conflict with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C)    The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (ii) and (iii), where such conflict, breach, violation or default would not have or be reasonably expected to have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries (as defined above) and Affiliated Entities (as defined above), taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto.

(D)    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entity.

(h)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Deposit Agreement and the ADS conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)    Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(k)    Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l)    Ordinary Shares. (A) The Ordinary Shares outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital”. (B) Except as described in the Time of Sale Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and the Affiliated Entities.

(m)    ADSs. The ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and fully paid and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement. The ADSs, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus, there are no restrictions on such transfer and subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States.

(n)    Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof, except as set out in the Company’s second amended and restated memorandum and articles of association or any agreement or other instrument to which the Company is a party, and may be freely deposited by the Company with the Depositary against issuance of ADSs representing the Shares.

(o)    Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Enforceability of Civil Liabilities”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(p)    Material Agreements. The descriptions of the agreements in connection with the related party transactions as described and referenced under the caption “Related Party Transactions – Other Transactions with Related Parties – Transactions with our cofounders” and the English translation of agreements, contracts or other documents filed as exhibits to the Registration Statement are true and correct in all material respects.

(q)    Listing. The ADSs have been approved for listing on the NASDAQ Global Market (“NASDAQ”), subject to official notice of issuance.

(r)    Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries and Affiliated Entities is (a) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information dissemination over the Internet and user privacy protection) or (b) is in breach or violation of its respective constitutive documents, or (c) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (i) binding upon the Company or any of the Subsidiaries and Affiliated Entities and (ii) material to the Company and the Subsidiaries and Affiliated Entities taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except in the case of (a) and (c) above, where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(s)    Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Affiliated Entities that is material to the Company and the Subsidiaries and Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares or the ADSs.

(t)    Absence of Default and Conflicts Resulting from the Use of Proceeds. The application of the net proceeds from the offering of the Shares, as described in the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any governmental authorization applicable to any of the Company.

(u)    Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters or their respective affiliates to offer or sell, any ADSs to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(v)    No Material Adverse Change in Business. Since June 30, 2019, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has been no material adverse change nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, long-term indebtedness or net assets of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (4) agreed to take any of the foregoing actions that would, in the case of any of clauses (1) through (4) above, have a Material Adverse Effect and that are not otherwise described in the Time of Sale Prospectus; and (v) neither the Company nor any of its Subsidiaries and Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(w)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(x)    No Pending Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries and Affiliated Entities or any of its executive officers, directors and key employees or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries and Affiliated Entities or any of its executive officers, directors and key employees, would individually or in the aggregate have a Material Adverse Effect; and (ii) there are no legal or governmental proceedings that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(y)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(z)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(aa)    PFIC Status. The Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year and does not expect to be a PFIC in the foreseeable future.

(bb)    Environmental Laws.

(A)    The Company and its Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(B)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(cc)    Registration Rights; Lock-up Letter. Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6.1(x) hereof. Each officer, director and certain shareholders and certain option holders of the Company (the “Locked-Up Parties”, as listed on Schedule IV) has furnished to the Underwriters on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-up Letter”).

(dd)    Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Affiliated Entities, nor any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Affiliated Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, except as expressly permitted by applicable Chinese laws or regulations or those of any other relevant jurisdiction; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its Subsidiaries and Affiliated Entities have (a) conducted their respective businesses in compliance with applicable anti-corruption laws, (b) no investigation, action, suit or proceeding with regard to Anti-Corruption Laws pending or threatened, to the Company’s best knowledge (c) and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ee)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)    Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries and Affiliated Entities, nor any director, officer, or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that:

(A)    is or has been the subject of any sanctions administered or enforced by the U.S. government, including but not limited to, the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    is or has been located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities will not use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, or whose government is, the target of Sanctions;

(iii)    The Company represents and covenants that, for the past five years, the Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is the target of Sanctions or any entity owned or controlled by a Person who is or was the target of Sanctions.

(gg)    Liquidity and Capital Resources. The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effect thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

(hh)    Leased Property. Any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are used by them for their business operation under valid and legally binding leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities.

(ii)    Possession of Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Affiliated Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(jj)    Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(kk)    Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement, except for such terminations and non-renewals that would not, singly or in the aggregate, have a Material Adverse Effect.

(ll)    Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees of the Company or any of its Subsidiaries and Affiliated Entities exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of the principal vendors or contractors of the Company and its Subsidiaries and Affiliated Entities that could have a Material Adverse Effect. The Company and its Subsidiaries and Affiliated Entities are in compliance with applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the best knowledge of the Company, is imminent.

(mm)    Insurance. Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts which are reasonably adequate and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(nn)    Possession of Licenses and Permits. Each of the Company and its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Affiliated Entities to conduct their respective businesses, except for such failure to possess, report or file that would not have a Material Adverse Effect; each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits in all material respects; such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus; neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, declaration or permit; neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that any such license, certificate, authorization, declaration or permit will not be renewed in the ordinary course, except for such failure to renew that would not have a Material Adverse Effect.

(oo)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus.

(pp)    No Transaction or Other Taxes. No transaction, stamp, capital, issuance, registration, transaction, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the issuance, sale and delivery of the Shares by the Company or the deposit of the Shares with the Depositary and the Custodian, as defined in the Deposit Agreement, the issuance of the ADSs by the Depositary, and the delivery of the ADSs to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the ADSs representing the Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(qq)    Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(rr)    Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company, and all disclosures regarding “Non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) comply to the extent applicable with Item 10 of Regulation S-K of the Securities Act; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ss)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(tt)    Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and Affiliated Entities and the Company’s Board of Directors (the “Board”) will be in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all applicable rules of the NASDAQ upon the completion of the offering of the Shares. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with all applicable laws and regulations including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, the rules of the NASDAQ, (ii) have carried out evaluations of the effectiveness of the disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, (iii) and such Internal Controls are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Shares, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the NASDAQ. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, such laws and regulations, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company’s independent directors meets the criteria for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the NASDAQ.

(uu)    Absence of Accounting Issues. Except as disclosed in the Time of Sale Prospectus, the Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

(vv)    Operating and Other Data. All operating and other data pertaining to the Company disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true and accurate in all material respects.

(ww)    Third-party Data. Any statistical data and estimates included in the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data or estimates from such sources to the extent required.

(xx)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Underwriters have consented, as set forth on Schedule II hereto.

(yy)    Payments of Dividends; Payments in Foreign Currency. (i) None of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entities or (3) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entities; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (1) may be converted into foreign currency that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(zz)    Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange) (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(aaa)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date (as defined in Section 4 and Section 2, respectively), as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(bbb)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ccc)    Absence of Manipulation. None of the Company, the Subsidiaries and Affiliated Entities or to the best knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs.

(ddd)    No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(eee)    No Immunity. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 11 of this Agreement and Section 7.6 of the Deposit Agreement.

(fff)    Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands and the PRC, except, in respect of the Cayman Islands, for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The Company has the power to submit, and pursuant to Section 11 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 11 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof and Section 7.6 of the Deposit Agreement.

(ggg)    Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (i) with respect to courts of the Cayman Islands(a) such New York Court had proper jurisdiction over the parties subject to such judgment; (b) such New York Court did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(hhh)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(iii)    No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of its Subsidiaries and Affiliated Entities or any of their respective officers, directors or, to the best knowledge of the Company, 5% or greater security holders or, to the best knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(jjj)    Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary, during the Lock-Up period, not to accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s ADSs facility or issue any new ADRs evidencing the ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

(kkk)    Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(lll)    Tax Filings. (A) The Company and each of its Subsidiaries and Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, or where the failure to file such tax returns or pay such taxes would not, individually or in the aggregate, result in a Material Adverse Effect. (B) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries and Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries or Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (C) The charges, accruals and reserves on the books and in the financial statements of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. (D) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

2.    Agreements to Sell and Purchase.

Subject to the terms and conditions in this Agreement, the Company hereby agrees to sell to the Underwriters, and each of the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[●] per American Depositary Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees, to the extent indicated in Schedule I, to sell to the Underwriters the number of Additional Shares set forth opposite its name, and the Underwriters shall have the right to purchase, severally and not jointly, up to in the aggregate of [●] Additional Shares in the form of [●] ADSs at the Purchase Price. The Underwriters may exercise this option in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.    Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Underwriters is advisable. The Company is further advised by the Underwriters that the Shares are to be offered to the public initially at US$[●] per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of US$[●] per American Depositary Share under the Public Offering Price.

4.    Payment and Delivery.

(a)    Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [●] a.m., New York City time, on [●], 2019, or at such other time on the same or such other date, not later than [●], 2019, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date”.

(b)    Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [●] a.m., New York City time, on the date specified in the corresponding notice described in Section [●] or at such other time on the same or on such other date, in any event not later than [●], 2019, as shall be designated in writing by the Underwriters.

(c)    The ADSs to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Underwriters may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such ADSs shall be delivered by or on behalf of the Company to the Underwriters through the facilities of [DTC], for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Underwriters on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law. The Company will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be:

(a)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the reasonable judgment of the Underwriters, is so material and adverse as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Option Closing Date (as the case may be) on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date, signed by an executive officer of the Company, (i) to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii), with respect to such other matters as the Underwriters may reasonably require.

(c)    The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company in which such officer shall state that certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, have been derived from and verified against the Company’s accounting and business record, and that such officer has no reason to believe that such data is not true and accurate.

(d)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Sullivan & Cromwell LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Walkers (Hong Kong), Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)    The Company shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Commerce & Finance Law Office, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(g)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as he case may be, an opinion and negative assurance letter of Davis Polk & Wardwell, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Tian Yuan Law Firm, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(i)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j)    The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)    The Lock-up Letters, each substantially in the form of Exhibit A hereto, executed by the Locked-Up Parties listed on Schedule IV hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)    The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADSs representing such Shares in accordance with the Deposit Agreement.

(m)    The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Underwriters of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters may reasonably request.

(n)    The ADSs representing the Shares shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

(o)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after [●] p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p)    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(q)    No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(r)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(s)    On the Closing Date or Option Closing Date, as the case may be, the Underwriters and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

6.    Covenants of the Company

6.1.    The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)    To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)    To furnish to the Underwriters, without charge, copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Underwriters in New York City, without charge, prior to [●] a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Sections 6.1(f) or 6.1(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(c)    Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)    To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(e)    Without the prior written consent of the Underwriters, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)    To endeavor to qualify the Shares and the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(i)    To advise the Underwriters promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)    To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, but not limited to, Rule 158 under the Securities Act).

(k)    During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Underwriters and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request; provided, however, that in each case the Company will have no obligation to deliver such reports or statements (financial or otherwise) (1) to the extent they are timely filed with the Commission’s EDGAR reporting system or publicly available on the Company’s website, as the case may be, or (2) if the Company ceases to be subject to the reporting obligations under the Exchange Act.

(l)    To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the Investment Company Act of 1940, as amended, (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC, (iii) and that would result in the furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws.

(m)    Not to, and to cause each of its Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(n)    The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital, issuance, registration, transfer, or other similar taxes or duties, including any interest and penalties, on the creation, issue and sale of the Shares or ADSs by the Company to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale of the ADSs by the Underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid in respect of any such taxes, duties or charges to the extent such taxes, duties or charges (i) are imposed by reason of a present or former connection between the recipient and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen but for this Agreement or the transactions contemplated by this Agreement) or (ii) would not have been imposed but for the failure of the recipient to provide, upon request, any customary or required certification, identification or other documentation concerning such recipient’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges that the recipient is legally entitled to provide. If any of the Underwriters (each a “Taxable Person”) is required by any PRC government authority to pay any taxes imposed by the PRC or any political subdivision or taxing authority thereof or therein (“PRC Taxes”) as a result of this Agreement or the transactions contemplated hereunder, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person may reasonably request, promptly making available to such Taxable Person notices received from any PRC governmental authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant PRC government authority in settlement of such PRC Taxes. In the event the Company must pay any such PRC Taxes on behalf of such Taxable Person to a relevant taxing authority, the Company shall forward to such Taxable Person an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment.

Notwithstanding the foregoing, no additional amounts shall be paid to a Taxable Person pursuant to the preceding paragraph in respect of any PRC Taxes to the extent such PRC Taxes (i) are imposed by reason of a present or former connection between such Taxable Person and the PRC or any political subdivision or taxing authority thereof or therein (other than a connection arising solely as a result of this Agreement or the transactions contemplated by this Agreement) or (ii) would not have been imposed but for the failure of such Taxable Person to provide, upon request, any customary or required certification, identification or other documentation concerning such Taxable Person’s nationality, residence, identity or connection with the PRC or any political subdivision or taxing authority thereof or therein that such Taxable Person is legally entitled to provide.

(o)    To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(p)    The Company (i) will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, will use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) will use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(q)    To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(r)    To implement and maintain content control and other measures in compliance with PRC laws and regulations concerning information dissemination on the Internet and user privacy protection.

(s)    The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6.1).

(t)    To not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Restricted Period (as defined below) without the prior written consents of the Underwriters.

(u)    Prior to the Closing Date, the Company will have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(v)    The Company, without the prior written consent of [UBS Securities LLC] (the “Lock-up Release Agent”) on behalf of the Underwriters, will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (3) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or enter into any such swap or other arrangements, or (4) make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

(w)    The restrictions contained in the preceding paragraph shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Securities acquired in such open market transactions; (b) transfers of shares of the Securities or any security convertible into the Securities as a bona fide gift, by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement, or through will or intestacy, or to immediate family members, to any trust for the direct or indirect benefit of any Locked-Up Party or any immediate family member of a Locked-Up Party, or to any entity beneficially owned and controlled by such Locked-Up Party, (c) transfers or distributions of shares of the Securities or any security convertible into the Securities to limited partners, stockholders of a Locked-Up Party or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of a Locked-Up Party, (d) if a Locked-Up Party is a trust, transfers or distributions of shares of the Securities or any security convertible into the Securities to the beneficiaries of such Locked-Up Party; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, transferee or distributee shall sign and deliver to the Underwriters a lock-up letter substantially in the form of the letter attached hereto as Exhibit A and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Securities, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of a Locked-Up Party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period, (f) the exercise of any rights to purchase Securities by means of cash or cashless exercises or dispositions of Securities to the Company, or exchanges or conversions of any stock options or any other securities convertible into or exchangeable or exercisable for Securities granted pursuant to the Company’s equity incentive plans that are disclosed in the Prospectus, provided that the Securities received upon such exercise, exchange or conversion (after taking into account any surrender of Securities in satisfaction of payment of the exercise price or any tax obligations in connection with a cashless option exercise) shall be subject to the terms of this agreement, (g) any Securities that are transferred to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans that are disclosed in the Prospectus or in connection with tax or other obligations as a result of testate succession or intestate distribution or (h) the transfer of a Locked-Up Party’s Securities pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of such Locked-Up Party’s Securities by the Company in connection with the termination of such Locked-Up Party’s employment or other service relationship with the Company.

(x)    If the Lock-up Release Agent, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-up Letter described in Section 6.1 hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release in the form and substance reasonably satisfactory to the Representatives through a major news service at least two business days before the effective date of the release or waiver.

7.     [Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares or the ADSs under state securities laws and all expenses in connection with the qualification of the Shares and ADSs for offer and sale under state securities laws as provided in Section 6.1(h) hereof, (iv) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs and all costs and expenses incident to listing the Shares on the NASDAQ, (vi) the cost of printing certificates representing the Shares or the ADSs, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Shares and ADSs, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment) and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that the Underwriters shall be responsible for their own costs and expenses, including out of pocket expenses, fees and disbursements of their counsels, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, hotel, flights, private jet, ground transportation, and food and beverage expenses relating to any “road show” undertaken in connection with the marketing and offering of the Shares.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses among themselves.]

8.    Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter and its affiliates within the meaning of Rule 405 under the Securities Act, and their respective directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Indemnified Party in connection with investigation or defending or preparing to defend against any such loss, claim, damage, liability or action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists the information described in paragraph 8(b) below.

(b)    Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession and reallowance figures appearing in the [●] paragraph and the addresses of the Representatives appearing in the [●] paragraph under the caption “Underwriting” (the “Underwriter Information”).

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in Section 8(a) and 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and Section 6.1(n) and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (a) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or (b) the Company, the officers or directors of the Company or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares.

9.    Termination. The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC, Hong Kong or the Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis, including the declaration of a regional or national emergency by United States Federal, New York State, PRC, Hong Kong or the Cayman Islands authorities, that, in the reasonable judgment of the Underwriters, is so material and adverse and which, singly or together with any other event specified in this clause (v), as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by any of the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse such Underwriter as have so terminated this Agreement with respect to itself, severally, for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

11.    Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the State of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Company’s Subsidiaries and Affiliated Entities irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Corporation Service Company as its authorized agent in the State of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

12.    Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Underwriters, each of such other parties acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

12.1.    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of MSIP to the other parties hereto under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(a)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(b)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of MSIP or another person, and the issue to or conferral on such other parties hereto of such shares, securities or obligations;

(c)    the cancellation of the BRRD Liability;

(d)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

12.2.    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 12:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to MSIP.

The obligations of each of the Underwriters as stipulated in this Agreement are several (and not joint or joint and several). None of the Underwriters will be liable for any failure on the part of the other to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other Underwriters to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other.

13.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the State of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Shares and the offering of the ADSs, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares and the offering of the ADSs.

15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Underwriters at:

UBS Securities LLC

1285 Avenue Of The Americas,

New York, NY 10019;

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre,

1 Harbour View Street,

Central, Hong Kong;

Needham & Company, LLC

250 Park Avenue,

10th Floor,

New York, NY 10177;

Tiger Brokers (NZ) Limited

Level 4, 142 Broadway,

Newmarket, Auckland, 1023,

New Zealand;

AMTD Global Markets Limited

23/F - 25/F, Nexxus Building,

4l Connaught Road,

Central, Hong Kong.

if to the Company shall be delivered, mailed or sent to 3/F, No 1000, Tianyaoqiao Road, Xuhui District, Shanghai, China, attention: Chief Financial Officer.

19.    Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

20.    Absence of Fiduciary Relationship. The Company acknowledges and agrees to each of the following:

(a)    No Other Relationship. Each of the Underwriters has been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Underwriters have advised or are advising the Company on other matters.

(b)    Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)    Absence of Obligation to Disclose. The Company has been advised that each of the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Underwriters has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against each of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

21.    Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 21, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

22.    Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

23.    Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours,

ECMOHO Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally and on behalf of themselves and the several Underwriters named in Schedule I hereto

By: UBS Securities LLC

Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally and on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally and on behalf of themselves and the several Underwriters named in Schedule I hereto

By: [Needham & Company, LLC]

Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally and on behalf of themselves and the several Underwriters named in Schedule I hereto

By: [Tiger Brokers (NZ) Limited]

Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally and on behalf of themselves and the several Underwriters named in Schedule I hereto

By: [AMTD Global Markets Limited]

Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Maximum Number of Additional Shares To Be Purchased
UBS Securities LLC
China International Capital Corporation Hong Kong Securities Limited
[Needham & Company, LLC
Tiger Brokers (NZ) Limited
AMTD Global Markets Limited]

Total:

Sch-I

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued on [●], 2019

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

Sch-II

SCHEDULE III

Subsidiaries and Affiliated Entities of the Company

No.	Name	Percentage ownership	Place of incorporation
1	ECMOHO (Hong Kong) Health Technology Limited	100%	Hong Kong
2	ECMOHO (Hong Kong) Limited (易恒（香港）有限公司)	100%	Hong Kong
3	ECMOHO Co., Ltd.	100%	Korea
4	ECMOHO Co., Ltd. (ECMOHO株式会社)	100%	Japan
5	Shanghai ECMOHO Health Biotechnology Co., Ltd. (上海易恒健康生物科技有限公司)	100%	PRC
6	Yiling (Shanghai) Information Technology Co., Ltd. (懿翎（上海）信息技术有限公司)	100%	PRC
7	Ecmoho USA LTD	100%	Delaware
8	Import-It Corp.	100%	BVI
9	Shanghai Tonggou Information Technology Co., Ltd. (上海统购信息科技有限公司)	100%	PRC
10	Jianyikang Health Technology (Shanghai) Co., Ltd. (简易康健康科技（上海）有限公司)	100%	PRC
11	Shanghai Hengcang Supply Chain Management Co., Ltd. (上海恒仓供应链管理有限公司)	100%	PRC
12	Yijiasancan (Shanghai) E-commerce Co., Ltd. (一加三餐（上海）电子商务有限公司)	100%	PRC
13	Shanghai ECMOHO Health Technology Co., Ltd. (上海易恒健康科技有限公司)	100%	PRC
14	Hangzhou Duoduo Supply Chain Management Co., Ltd. (杭州朵多供应链管理有限公司)	100%	PRC
15	Zhengzhou ECMOHO Health Technology Co., Ltd. (郑州易恒健康科技有限公司)	100%	PRC
16	Shanghai Yibo Medical Equipment Co., Ltd. (上海邑渤医疗器械有限公司)	100%	PRC
17	Yipinda (Shanghai) Health Technology Co., Ltd. (蚁品达（上海）健康科技有限公司)	100%	PRC
18	Xianggui (Shanghai) Biotechnology Co., Ltd. (象龟（上海）生物科技有限公司)	60%	PRC
19	Shanghai Hengshoutang Health Technology Co., Ltd. (上海恒寿堂健康科技有限公司)	70%	PRC
20	Shanghai Yuyun Information Technology Co., Ltd. (上海煜昀信息技术有限公司)	100%	PRC
21	Shanghai Jieshi Technology Co., Ltd. (上海杰诗科技有限公司)	100%	PRC
22	Yang Infinity (Shanghai) Biotechnology Co., Limited (养无限（上海）生物科技有限公司)	100%	PRC
23	Qinghai Hengshoutang Plateau Medicine Co., Ltd. (青海恒寿堂高原药材有限公司)	100%	PRC
24	Yinchuan Xianggui Internet Hospital Co., Ltd. (银川象龟互联网医院有限公司)	100%	PRC

Sch-III

SCHEDULE IV

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

Certain shareholders of the Company:

Certain option holders of the Company

Sch-IV

EXHIBIT A

FORM OF LOCK-UP LETTER

                    , 2019

[●]

Ladies and Gentlemen:

The undersigned understands that UBS Securities LLC, China International Capital Corporation Hong Kong Securities Limited, Needham & Company, LLC      (the “Underwriters”) under the Underwriting Agreement, propose to enter into the Underwriting Agreement (the “Underwriting Agreement”) with ECMOHO Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of a certain number of Class A ordinary shares, par value US$0.00001 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“American Depositary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the UBS Securities LLC (the “Lock-up Release Agent”), it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities, except for any Securities sold by the undersigned in the Public Offering or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such swap, hedge or other arrangements, or (4) make any demand for or exercise any right with respect to, the registration of any Securities. The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Securities acquired in such open market transactions, (b) transfers of shares of the Securities or any security convertible into the Securities as a bona fide gift, by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement, or through will or intestacy, or to immediate family members, to any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned, or to any entity beneficially owned and controlled by the undersigned, (c) transfers or distributions of shares of the Securities or any security convertible into the Securities to limited partners, stockholders of the undersigned or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned, (d) if the undersigned is a trust, transfers or distributions of shares of the Securities or any security convertible into the Securities to the beneficiaries of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, transferee or distributee shall sign and deliver to the Underwriters a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Securities, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period, (f) the exercise of any rights to purchase Securities by means of cash or cashless exercises or dispositions of Securities to the Company, or exchanges or conversions of any stock options or any other securities convertible into or exchangeable or exercisable for Securities granted pursuant to the Company’s equity incentive plans that are disclosed in the Prospectus, provided that the Securities received upon such exercise, exchange or conversion (after taking into account any surrender of Securities in satisfaction of payment of the exercise price or any tax obligations in connection with a cashless option exercise) shall be subject to the terms of this agreement, (g) any Securities that are transferred to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans that are disclosed in the Prospectus or in connection with tax or other obligations as a result of testate succession or intestate distribution or (h) the transfer of the undersigned’s Securities pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of the undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company. In addition, the undersigned agrees that, without the prior written consent of the Lock-up Release Agent, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Securities, the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Lock-up Release Agent. This letter shall terminate and the undersigned shall be released from its obligations hereinabove on the earlier of (i) where the Company files an application to withdraw the registration statement related to the Public Offering, the date on which the U.S. Securities and Exchange Commission consents to such withdrawal, (ii) [●], 2019, if the Underwriting Agreement shall not have been signed by that date, or (iii) the date of termination of the Underwriting Agreement before the closing of the Public Offering.

This Agreement is governed by, and to be construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2019

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by ECMOHO Limited (the “Company”) of [●] ordinary shares, par value US$0.00001 per share, of the Company in the form of [●] American Depositary Shares, and the lock-up letter dated    , [●] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [●], 20[19], with respect to [●] Class A ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●], 2019; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

UBS Securities LLC

By:
Name:
Title:

cc: Company

B-1